Exhibit 10.1

10390 Pacific Center Court, San Diego, CA 92121 858•646•1100, FAX: 858•646•1151 www.vical.com

CONSULTING AGREEMENT

SECOND AMENDMENT

This Second Amendment, to the Consulting Agreement (the “Second Amendment”), is made effective as of the latter date of execution by both parties (the “Second Amendment Effective Date”) and is entered into by and between Vical Incorporated (“Vical”), a Delaware Corporation, having a place of business at 10390 Pacific Center Court, San Diego, CA 92121-4340 and Gary A. Lyons (the “Consultant”), an individual having a principal address of 1344 Stratford Court, Del Mar, CA 92014.

Whereas, Vical and Consultant entered into a Consulting Agreement (the “Agreement”), effective August 1, 2010 which was later amended thereby extending the term is until June 30, 2011 (the “First Amendment”);

Whereas, Vical and Consultant wish to further amend the Agreement to extend the term through December 31, 2011;

Now, therefore, in consideration of the covenants and promises contained herein, the parties agree as follows:

Exhibit A of the Agreement, a previously amended, is hereby amended to be replaced in its entirety as follows:

Term:	This Agreement shall terminate on December 31, 2011, unless renewed in a writing signed by both parties for an additional six (6) months. Either party shall have the right to terminate this Agreement at any time with thirty (30) days’ written notice to the other party.

Except as amended hereby, all other terms and conditions of the Agreement shall remain unchanged and shall continue in full force and effect.

In witness whereof, the parties have executed this Second Agreement to the Consulting Agreement as of the last day indicated below.

VICAL INCORPORATED		Gary A. Lyons

By:	/s/ JILL M. BROADFOOT
Name:	Jill M. Broadfoot	By:	/s/ GARY A. LYONS
Title:	Senior Vice President & CFO	Name:	Gary A. Lyons
Date:	6/16/11	Date:	6/16/11